EXHIBIT 99.1

NIMIN ENERGY ANNOUNCES SHAREHOLDER APPROVAL

OF SALE OF ASSETS AND WINDING UP

Carpinteria, CA – June 26, 2012 – NiMin Energy Corp. (TSX:NNN) (OTCBB and OTCQX:NEYYF) (the “Company” or “NiMin”) announced that its shareholders have approved: (i) the proposed sale of all or substantially all of the Company’s assets (the “Sale of Assets”) and including those assets held by NiMin’s wholly-owned subsidiary, Legacy Energy, Inc., pursuant to purchase and sale agreements with respect to its Wyoming based assets and California based assets for a total cash consideration of US$125,250,000, subject to adjustment in certain circumstances (the “Sale Transactions”); and (ii) the subsequent liquidation and dissolution of the Company (the “Winding Up”).

The resolutions authorizing the Sale of Assets and Winding Up were approved by more than two-thirds of the votes cast by shareholders present or represented by proxy at the annual and special meeting of shareholders (the “Meeting”) held today. The Sale of Assets and Winding Up was also approved by a majority of votes cast by shareholders present or represented by proxy at the Meeting, excluding the votes cast by applicable interested parties pursuant to Multilateral Instrument 61-101 Protection of Minority Security Holders in Special Transactions.

As previously disclosed, closing of the Sale Transactions is expected to occur on or around June 29, 2012. The closing of the Sale Transactions and the implementation of the Winding Up remain subject to the conditions and risk factors described in NiMin’s management information circular dated May 23, 2012. Further information regarding the Winding Up and the amount and timing of distributions to shareholders will be provided in subsequent press releases as such information becomes available.

About NiMin Energy

NiMin is a California based independent oil exploration and production company with principal operations in the Bighorn Basin of Wyoming and the San Joaquin Basin in California. NiMin currently has 69,834,396 common shares issued and outstanding.

Cautionary Statements

This news release contains forward-looking statements and information (“forward-looking statements”) within the meaning of applicable securities laws including statements regarding the Sale of Assets and Winding Up, the anticipated timing of the closing of the Sale Transactions, the liquidation and dissolution of NiMin and the distribution of funds to shareholders. Although NiMin believes that the expectations reflected in its forward-looking statements are reasonable, such statements have been based upon currently available information to NiMin. Such statements are subject to known and unknown risks, uncertainties and other factors that could influence actual results or events and cause actual results or events to differ materially from those stated, anticipated or implied in forward-looking statements. Risks include, but are not limited to: receipt of all required regulatory and shareholder approvals, satisfaction of the conditions to the closing of the Sale Transactions, changes in tax laws, the ability to liquidate the remaining assets of the Company, the ability to dissolve Legacy Energy, Inc. and Nimin and the risks associated with the oil and gas industry. The risks, uncertainties, material assumptions and other factors that could affect actual results are discussed in more detail in NiMin’s management information circular and its Annual Information Form/Annual Report on Form 10-K and other documents available at www.sedar.com and www.sec.gov. Readers are cautioned to not place undue reliance on forward-looking statements. The statements in this press release are made as of the date of this release, and, except as required by applicable law, NiMin does not undertake any obligation to publicly update or to revise any of the included forward-looking statements, whether as a result of new information, future events or otherwise. The forward-looking statements contained in this document are expressly qualified by this cautionary statement. NiMin undertakes no obligation to comment on analyses, expectations or statements made by third-parties in respect of NiMin or the transactions discussed herein.

CONTACTS:

Jonathan Wimbish, CFA

NiMin Energy Corp.

Chief Financial Officer

+1 (805) 566-2900

jwimbish@niminenergy.com